Exhibit 10.11

                            PORTAL LICENSE AGREEMENT

THIS AGREEMENT (the "Agreement") entered into this 10th day of January 2003 (the "Effective Date") provides the terms and conditions under which ShutterPort, Inc., a Florida corporation ("ShutterPort"), will provide Platinum Values, a Nevada corporation ("Licensee") a BrandAPort Portal to be known as: Platinum Values. This Agreement contains the complete terms and conditions that apply to Licensee's participation in the ShutterPort BrandAPort Site Application Program(s) (the "Program").


INITIAL The Application(s) You Are Licensing Under This Agreement

____ BrandAPort Gold $495                 ____ Specialized Portal
_X__ BrandAPort Platinum $995             Special License/Design Fee:
____ BrandAPort PictureJudge $795         Portal Management and Maintenance fee:
                                          $79/mo. (paid quarterly in advance)

                          Payable with Agreement: $1232

ShutterPort and Licensee agree as follows:

1.  LICENSE

Subject to the terms and conditions of this Agreement, ShutterPort hereby grants to Licensee during the Term hereof the non-exclusive, non-assignable, non-transferable, non-sublicen license to offer access for end-users to the Branded Sites named above as part of the Licensee's services to end-users.

    1.1 Licensing Fee. Concurrent with the signing of this Agreement, Licensee shall pay a fee for the above chosen license and in the amount as noted on Exhibit "A". This one time licensing fee shall include standard design of the Co- branded site and updates as deemed fit by ShutterPort. This is a one year license but both parties may extend this license year to year upon written approval.

    1.2 Portal Maintenance/Administration/Update Fee. During Year 1 of this Agreement, Licensee shall pay monthly fee as noted ABOVE, which shall increase by the CPI Index per the previous year for each subsequent renewal.

    1.3 Licensed Reseller. Licensee is hereby granted a license to resell ShutterPort BrandAPort sites. Pricing to Licensee for said sites shall be based upon the then current ShutterPort price list, and all sales are subject to approval by ShutterPort.

2.  ADVERTISING (if applicable)

During the Term of this Agreement, ShutterPort shall own and have the right to utilize or sell 50% of all advertising and banner space throughout the Co-branded site as noted on the Advertising Exhibit attached hereto. Licensee shall own 50% of the advertising space on their co-branded site as defined by ShutterPort. All advertising submissions for placement on licensed sites must be in a form acceptable to ShutterPort.

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Licensee shall submit advertising for site no more than once per month.
Additionally, ShutterPort shall have the right to sell sponsorships and compensate Licensee based upon 60% of revenues generated from the Co-branded site based upon the sponsorship rate, less any cost of sales due to any outside selling agent. It is agreed that advertising and sponsorships shall be non-competitive to Licensee, and that Licensee shall have approval rights of advertising, which approval shall not be unreasonably withheld. ShutterPort may include certain references and hyperlinks to products and services provided by merchants with whom ShutterPort has relationships. As a result of these relationships, ShutterPort may receive commissions for any sales resulting from the end- user's purchase of the product or service.

The commission revenues to ShutterPort, if any, are referred to as "Merchandising Revenues." Licensee shall receive 75% of net revenues from sales directly received from Licensee's Co- branded site.

3.  FORMAT

ShutterPort and/or PictureJudge shall maintain total design control of the licensed BrandAPort sites. The Pages shall bear the ShutterPort's and PictureJudge logos or service marks in position, size and appearance as traditionally displayed on Network sites and as deemed appropriate by ShutterPort. The co-branded site shall include Licensee's logo and colors in keeping with the site as designed by ShutterPort. ShutterPort will host the co-branded site(s). The ShutterPort banners and logos shall be clickable and hyperlinked to the ShutterPort Site. This co-branded relationship between Licensee and ShutterPort is not exclusive.

BrandAPort Platinum Licensees shall have the option to choose from up to 20 PictureJudge Judging Categories as outlined in "Exhibit A" attached. Licensee shall have the right to request custom categories and changes from time to time, subject to the sole approval of ShutterPort.

4.  PAGE COUNT

During the Term of this Agreement, ShutterPort shall get credit for the page count for all Pages, as measured by Media Metrix or a comparable third party media measurement service.

5.  PUBLICITY

Subject to Section 8, Licensee and ShutterPort agree that broad publicity with respect to the relationship developed by this Agreement, and the advantages of such relationship, will be permitted and actively encouraged and supported by both parties. This publicity initiative will include, but is not limited to, a press releases issued by Licensee and ShutterPort, publicizing the strategic alliance between the parties, on site promotion and email campaigns. In this regard, Licensee and ShutterPort shall agree on the form, content of the press release prior to its release.

6.  PROPRIETARY RIGHTS

    6.1 Ownership. Licensee understands and agrees that ShutterPort is the exclusive holder of and shall retain, all right, title and interest in and to the Portal, Content and Engine and the All Pages, including without limitation all intellectual Property therein site (excluding proprietary pages provided by Licensee).

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    6.2 Intellectual Property. Nothing herein shall grant a party any right, title or interest in the ShutterPort/BrandAPort Intellectual Property, except as explicitly set forth herein. At no time during or after the Term of this Agreement shall a licensee challenge or assist others to challenge the ShutterPort BrandAPort Intellectual Property or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to ShutterPort BrandAPort or any of it's related companies, programs or sites.


    6.3 Intellectual Property Warranty. The ShutterPort BrandAPort Service and the operation of the site(s) and co-branded site(s) as currently operated by ShutterPort, Inc. is designed to provide a link taking the end-user to it's originating website. Other than claims arising out of the use of the BrandAPort services, ShutterPort shall not be responsible for unauthorized use of the Co- branded site by Licensees or users of Licensees' Site.

7.  CONFIDENTIALITY

    7.1 Confidentiality Information. Each party (the "Receiving Party") acknowledges that by reason of its relationship to the other party (the "Disclosing Party") hereunder, the Receiving Party will have access to certain information and materials, including the terms of this Agreement, concerning the Disclosing Party's business, plans, technology, products and services that are confidential and of substantial value to the Disclosing Party, which value would be impaired if such information were disclosed to third parties ("Confidential Information"). The Receiving Party agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the Disclosing Party. The Receiving Party shall take every reasonable precaution to protect the confidentiality of Confidential Information. Upon request by the Receiving Party, the Disclosing Party shall advise whether or not it considers any particular information to be Confidential Information. The Receiving Party shall not publish any technical description of the Disclosing Party's Confidential Information beyond any descriptions published by the Disclosing party. In the event of expiration or termination of this Agreement, there shall be no use or disclosure by the Receiving Party of any Confidential Information of the Disclosing Party, and the Receiving Party shall not develop any software, devices, components or assemblies utilizing the Disclosing Party's Intellectual Property.

    7.2 Exclusions. Confidential Information does not include information permitted to be disclosed under section 6 and any information that the Receiving Party can demonstrate by written records: (a) was known to the Receiving Party prior to its disclosure hereunder by the disclosing party; (b) is independently developed by the Receiving Party; (c) is or becomes publicly known through no wrongful act of the Receiving Party;
        (d) has been rightfully received from a third party whom the Receiving party has reasonable grounds to believe is authorized to make such disclosure without restriction; (e) has been approved for public release by the Disclosing Party's prior written authorization, or (f) must be produced or disclosed

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        pursuant to applicable law, regulation or court order, provided that the receiving party provides prompt advance notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure. In addition, Licensee and ShutterPort may disclose the existence and terms of this Agreement in connection with a potential acquisition of substantially the entire business of the other party, or a private or public offering of securities of either party.

8.  LIMITATION OF LIABILITY

NEITHER LICENSEE NOR SHUTTERPORT MAKES ANY WARRANTY WHATSOEVER WITH REGARDS TO THE FEATURES, FUNCTIONS, PERFORMANCE, QUALITY OR OTHER CHARACTERISTICS OF THE SERVICE EACH COMPANY PROVIDES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO EACH OTHER OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOEVER CAUSED, ON ANY THERORY OF LIABILITY, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. LICENSEE SHALL NOT BE LIABLE TO SHUTTERPORT OR ANY OTHER PARTY FOR ANY DAMAGES ARISING FROM THIRD PARTY UNAUTHORIZED ACCESS OR USE OF THE SHUTTERPORT SERVICE OR ANY IMAGES OBTAINED BY USING THE SHUTTERPORT SERVICE. SHUTTERPORT SHALL NOT BE LIABLE TO LICENSEE OR ANY OTHER PARTY FOR ANY DAMAGES ARISING FROM THIRD PARTY UNAUTHORIZED ACCESS OR USE OF THE SHUTTERPORT SERVICE OR ANY IMAGES OBTAINED BY USING THE SHUTTERPORT SERVICES.

9.  DISCLAIMERS

ShutterPort Disclaimers. SHUTTERPORT MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE SHUTTERPORT, PICTUREJUDGE OR BRANDAPORT SERVICE, AND SHUTTERPORT SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. SHUTTERPORT DOES NOT WARRANT THAT THE OPERATION OF THE SHUTTERPORT SERVICE WLL BE UNITERRUPTED OR ERROR-FREE. FURTHERMORE, SHUTTERPORT DOES NOT MAKE ANY REPRESENTATIONS REGARDING THE USE OF THE RESULTS OF THE USE OF THE SHUTTERPORT SITE IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

10. TERM AND TERMINATION

    10.1 Term. The term of this Agreement shall commence on the Effective Date and continue for a period of 1 year after the Effective Date, unless earlier terminated as set forth herein (the "Term"). This Agreement shall renew for successive 1-year periods, after the initial 1 Year Term, if agreed by both parties within 30 days of license expiration. Either party may terminate the Agreement on 60-days written notice during a renewed term.

    10.2 Termination for Breach or Insolvency. A party shall have the right to terminate this Agreement on written notice if (a) the other party ceases to do business in the ordinary course or is insolvent (i.e., unable to pay its debts in the

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         ordinary course as they come due), or is declared bankrupt, or is the subject of any liquidation or insolvency proceeding which is not dismissed within 90 days, or makes any assignment for the benefit of creditors, or (b) the other party breaches any material term of this Agreement, including timely payments, and fails to cure such breach within 30 days after written notice thereof.

11. Effect of Termination. Upon the expiration or termination of this Agreement:

    11.1 Each party shall, within 30 days of such expiration or termination return to other party or destroy all Confidential Information and all other material received from such other party.

    11.2 All rights granted by Licensee hereunder to ShutterPort shall terminate. All rights granted by ShutterPort hereunder to Licensee shall terminate.

    11.3 Sections 6, 7, 8, 11, 12, and 13 shall survive the expiration or termination of this Agreement for any reason.

12. REMEDIES

    12.1 Indemnification. Licensee and ShutterPort shall indemnify and hold harmless each other, and their respective directors, officers, employees, and agents, from and against all claims, losses, damages and expenses (including reasonable attorney's fees) resulting from the breach of any agreement, representation or warranty set forth herein; provided the indemnified party provides the indemnifying party with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action and
         (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

    12.2 Injunctive Relief. The parties acknowledge that the breach or threatened breach of Sections 7and 8 would cause irreparable harm to the non-breaching party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which a party may be legally entitled, a party may seek immediate injunctive relief in the event of a breach or threatened breach of such sections by the other party or any of the other party's employees or subcontractors.

13. MISCELLANEOUS

    13.1 Assignment. This Agreement will be binding upon and inure to the benefits of the parties hereto and their permitted successors and assigns. Neither party may assign or otherwise transfer this Agreement without the other party's prior written consent except to a successor.

    13.2 Waiver and Amendment. No modifications, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy.

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    13.3 Governing Law. The laws of the State of Florida shall govern this
         Agreement, without reference to conflicts of law provisions.

    13.4 Notices, etc. Any notice required or permitted by this Agreement shall be deemed given if delivered by registered mail, postage prepaid, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Delivery shall be deemed effective 3 days after deposit with postal authorities.

    13.5 Independent Contractors. The parties are independent contractors with respect to each other. Each party is not and shall not be deemed to be an employees, agent, joint venture Licensee or legal representative of the other for any purpose and shall not have any right, power, or authority to create any obligation or responsibility on behalf of the other.

    13.6 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

    13.7 Complete Understanding. This Agreement constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement, either written or oral.

    13.8 Force Majeur. Except with respect to obligations to make payments hereunder, neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to causes beyond its reasonable control including, but not limited to: earthquake, flood, fire, storm or other natural disaster, act of God, labor controversy or threat thereof, civil disturbance or commotion, disruption of the public markets, war or armed conflict or the inability to obtain sufficient material, supplies, labor, transportation, power or other essential commodity or service required in the conduct of its business, including internet access, or any change in or the adoption of any law, ordinance, rule, regulation, order, judgment or decree.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed eas of the day and year last set forth below.


ShutterPort, Inc.                             Legal Name:  PLATINUM MEDIA DIRECT

By: /S/ MARTIN BERNS                          By: /S/ YOAV RAICHEL
Signature                                     Signature

By:    Martin A. Berns                        By: Yoav Raichel
Title: Chief Executive Officer                Title: President
Date: 1/10/03                                 Date: 1/10/03





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PictureJudge Categories                                  * - Rated
                                                           PG-13

Animals
Art
Autos
Babies
Black & White Photos
Boats
Body Art*
Boots*
Buildings
Cats
Celebrity Men*
Celebrity Women*
Couples
Digital Images
Dogs
Famous Women
Female
Female Models*
Flowers
Hand Bras*
Historic
Landscapes
Lingerie*
Male
Male Models*
My Favorite Photo
Other Pets
Parks
Planes
Seascapes
Sports
Sunsets/rises
Swimsuit*
Thongs*
Trains
Travel
Underwater
Waterfalls

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Choose up to 15 Categories

Place an X in the box next to chosen category.

You may "request" special categories, but acceptance is subject to PictureJudge terms and criteria.

Email completed form to:
categories@shutterport.com

OR

Fax to:
Shutterport Categories
561-392-9901

Date:

Web Site Name:


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